PCAOB Registered Auditors – www.sealebeers.com

March 6, 2017

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included in the Form S-1/A (File No. 333-205720) of Eternal Speech, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

8250 W Charleston Blvd, Suite 100 - Las Vegas, NV 89117      Phone: (888)727-8251  Fax: (888)782-2351